Exhibit 99.1

For Immediate Release
Mediacom Communications Reports Results
for Fourth Quarter and Full Year 2009

Middletown, NY — February 26, 2010 — MEDIACOM COMMUNICATIONS CORPORATION (Nasdaq: MCCC) today reported financial results for the three months and year ended December 31, 2009. Mediacom Communications will hold a teleconference today at 10:30 a.m. Eastern Time to discuss its financial results. A live broadcast of the teleconference can be accessed through our web site at www.mediacomcc.com.
Fourth Quarter 2009 Financial Highlights *
•	Revenues were $372.0 million, a 5.0% pro forma increase[1]

•	Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”) was $138.5 million, an 8.4% pro forma increase[1,2]

•	Operating income was $77.2 million, a 5.6% pro forma increase[1]

•	Revenue generating units (“RGUs”) grew 14,000 for the quarter and, on a pro forma basis, 86,000 year-over-year, representing a 3.0% annual gain[1]

•	Actual free cash flow was $20.2 million, or $0.30 per basic share, compared to $6.8 million, or $0.07 per basic share[2]
Full Year 2009 Financial Highlights *
•	Revenues were $1,457.6 million, a 5.7% pro forma increase[1]

•	Adjusted OIBDA was $540.8 million, a 7.1% pro forma increase[1,2]

•	Operating income was $298.9 million, an 8.1% pro forma increase[1]

•	Actual free cash flow was $103.0 million, or $1.46 per basic share, compared to $8.8 million, or $0.09 per basic share[2]
“In the face of extermely challenging economic conditions and heightened video competition, I am pleased to report solid financial results for 2009,” stated Rocco B. Commisso, Mediacom’s Chairman and CEO. Healthy top-line growth, together with successful execution of our cost containment and capital investment plans, allowed us to exceed our full year guidance of $1.30 of free cash flow per basic share, as we generated record free cash flow of $1.46 per basic share, or $103 million. This represents a dramatic increase from the $8.8 million in free cash flow we produced in 2008.”
“Our operating performance enabled Mediacom to bring debt leverage down to the lowest level since 2000. Moreover, with the financings completed in 2009 amid unsettled credit markets, our financial position has grown even stronger. We extended $650 million of near-term maturities beyond 2016, while maintaining an attractive cost of debt and an abundance of unused credit lines. Not to be overlooked is the value that our $2.4 billion net operating loss carryforwards bring to sheltering future income and free cash flow from income taxes, as demonstrated by Mediacom recording a significant non-cash tax benefit in the fourth quarter,” concluded Mr. Commisso.

*	See Notes on Page 4 regarding pro forma presentation and Adjusted OIBDA.

Three Months Ended December 31, 2009 Compared to Pro Forma Three Months Ended December 31, 2008
Except for the discussion regarding Actual Net Income, operating results and year-over-year changes in the narrative below are presented on a pro forma basis for the three months ended December 31, 2008, to take into account our contribution of non-strategic cable systems under the Exchange Agreement with affiliates of Morris Communications Company, LLC. The Exchange Agreement closed in February 2009. See “Morris Transaction” below for information regarding this transaction. As of the contribution date, these cable systems served approximately 25,000 basic subscribers and 51,000 RGUs. For all periods presented, see Table 8 for pro forma summary operating statistics, Table 9 for the pro forma presentation of operating data and Table 10 for a reconciliation of actual and pro forma operating data.
Revenues rose 5.0% to $372.0 million, due to a 3.0% year-over-year growth in RGUs and unit price increases, partially offset by lower advertising revenues.
•	Video revenues increased 2.2%, primarily due to continued growth in digital customers and digital video recorder and high-definition television services, and to video rate increases, offset in part by basic subscriber losses. During the quarter, we lost 25,000 basic subscribers, and year-over-year, we lost 55,000, representing a reduction of 4.3%. Our losses, which were mainly video-only subscribers, were largely caused by aggressive video price discounts by direct broadcast satellite providers.

During the quarter, we added 13,000 digital customers to end the quarter with 678,000 customers, or a 54.8% penetration of basic subscribers. Year-over-year, we gained 45,000 digital customers, representing a 7.1% growth rate. As of December 31, 2009, 38.8% of our digital customers were taking DVR and/or HDTV services.

•	High-speed data revenues rose 11.0%, mainly due to a year-over-year gain of 54,000 high-speed data customers, or 7.5% and, to a lesser extent, higher unit pricing. During the quarter, we added 13,000 high-speed data customers to end the quarter with 778,000 high-speed data customers, or a 27.8% penetration of estimated homes passed.

•	Phone revenues grew 21.7%, largely due to a year-over-year increase of 42,000 phone customers, or 17.1%, and, to a much lesser extent, higher unit pricing. During the quarter, we added 13,000 phone customers to end the quarter with 287,000 phone customers, or a 10.9% penetration of estimated marketable phone homes.

•	Advertising revenues were 10.2% lower, principally due to an unfavorable comparison to the prior year period in which we benefitted from political advertising during the national election.
Total operating costs grew 3.0%, primarily due to increases in programming unit expenses and, to a lesser extent, decreased labor and overhead related to slower customer installation activity, offset in part by reductions in employee, outside contractor, high-speed data and telecom costs.
Adjusted OIBDA rose 8.4%, resulting in a margin of 37.2%, an improvement over the margin of 36.1% for the same period last year. Operating Income was 5.6% higher, as the increase in Adjusted OIBDA was partially offset by higher depreciation and amortization expense.
Actual Net Income was $697.3 million, compared to a loss of $70.0 million in the prior year period, substantially due to a $660.1 million non-cash tax benefit. This benefit reflected a reversal of our valuation allowance that was previously established against our tax deferred assets, which are substantially represented by $2.4 billion in federal net operating loss carryforwards that expire in 2020-2029 period. We determined in the fourth quarter of 2009 that we were more likely than not to realize the benefits associated with our tax deferred assets.

Capital Spending, Free Cash Flow and Significant Sources and Uses of Cash for the Twelve Months Ended December 31, 2009
Capital Spending for 2009 fell 18.3% to $236.7 million, largely reflecting reduced outlays for network upgrades, line extensions, digital video infrastructure, and customer equipment and installation. Capital spending in 2009 represented 16.2% of actual total revenues, compared to 20.7% in the prior year.
Free Cash Flow increased to $103.0 million in 2009 from $8.8 million in 2008. This significant increase in Free Cash Flow was primarily driven by lower capital spending and, to a lesser extent, higher Adjusted OIBDA. Free Cash Flow per basic common share rose dramatically to $1.46 in 2009 from $0.09 in 2008. See Tables 6, 7 and 11 for further detail.
Significant sources of cash for the twelve months ended December 31, 2009 were:
•	Issuance of $350.0 million of 9 1/8% senior notes due August 2019;

•	Net bank financing of $324.0 million; and

•	Net cash flows from operating activities of $335.3 million.
Significant uses of cash for the twelve months ended December 31, 2009 were:
•	Tender for, and redemption of, $625.0 million of outstanding senior notes;

•	Financing costs of $23.9 million;

•	Capital expenditures of $236.7 million; and

•	Funding of the $110.0 million cash portion under the Exchange Agreement with Morris Communications. See “Morris Transaction” below.
Financial Position and Other Developments
Financial Position
Total Net Debt Outstanding (total debt less cash balances) was $3.284 billion as of December 31, 2009, a $46.6 million reduction from March 31, 2009, the quarter in which we funded the $110.0 million cash portion under the Morris Transaction. As of the same date, cash and cash equivalents were $80.9 million, an increase of $13.8 million from year-end 2008. Our net debt leverage3 was 5.9 times as of December 31, 2009, as compared to 6.3 times for the prior year period. As of the same date, our unused credit facilities were $545.0 million, all of which could be borrowed and used for general corporate purposes based on the terms and conditions of our debt arrangements. As of the date of this press release, about 70% of our total debt was at fixed interest rates or subject to interest rate protection.
New Financings
In August 2009, we entered into an incremental facility agreement that provides for a new term loan in the amount of $300.0 million (the “new term loan”). The new term loan matures in March 2017 and beginning in December 2009, is subject to quarterly reductions of 0.25%, with a final payment at maturity representing 92.75% of the original principal amount. On the same date, we issued $350.0 million aggregate principal amount of 9 1/8% Senior Notes due August 2019. Net proceeds from the issuance of the Senior Notes and borrowings under the new term loan totaled $626.1 million, after giving effect to original issue discount and financing costs, and were used to fund tender offers and redemption of our existing 7 7/8% Senior Notes due 2011, with an original principal amount of $125 million, and 9 1/2% Senior Notes due 2013, with an original principal amount of $500 million.

Morris Transaction
On September 7, 2008, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with affiliates of Morris Communications Company. On February 13, 2009, we completed the Exchange Agreement pursuant to which we exchanged all of the outstanding shares of stock of a wholly-owned subsidiary, which held (i) non-strategic cable television systems located in Western North Carolina serving approximately 25,000 basic subscribers, and (ii) approximately $110 million in cash, for 28.3 million shares of Mediacom Class A common stock owned by an affiliate of Morris Communications.
Notes:
[1]	We have presented certain pro forma operating and financial information on a comparable basis to reflect the disposition of non-strategic cable systems under the Exchange Agreement as if it occurred on December 31, 2007. These non-strategic cable systems were located in Western North Carolina, and served approximately 51,000 RGUs. See “Morris Transaction” above for information regarding the Exchange Agreement, and for the periods presented, see Table 8 for pro forma summary operating statistics, Table 9 for pro forma operating data and Table 10 for a reconciliation of actual to pro forma data.

[2]	Adjusted OIBDA is defined as operating income before depreciation and amortization, and excludes non-cash, share-based compensation charges. Free Cash Flow is defined as Adjusted OIBDA less interest expense, net, cash taxes and capital expenditures. For more information on our use of Non-GAAP Financial Measures, see Table 11.

[3]	Net debt leverage is defined as the ratio of total debt outstanding (net of cash balances) to Adjusted OIBDA, annualized for the most recently completed quarter.
About Mediacom
Mediacom Communications is the nation’s seventh largest cable television company and one of the leading cable operators focused on serving the smaller cities and towns in the United States. Mediacom Communications offers a wide array of broadband products and services, including traditional and advanced video services such as digital television, VOD, DVRs, HDTV, as well as high-speed Internet access and phone service. More information about Mediacom Communications can be accessed at our website, www.mediacomcc.com.
Cautionary Statement Regarding Forward-Looking Statements
You should carefully review the information contained in this Press Release and in other reports or documents that we file from time to time with the SEC.
In this Press Release, we state our beliefs of future events and of our future financial performance. In some cases, you can identify those so-called “forward-looking statements” by words such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will,” or the negative of those and other comparable words. These forward-looking statements are not guarantees of future performance or results, and are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate as a result of various factors, many of which are beyond our control. Factors that may cause such differences to occur include, but are not limited to:

•	increased levels of competition from existing and new competitors;

•	lower demand for our video, high-speed data and phone services;

•	our ability to successfully introduce new products and services to meet customer demands and preferences;

•	changes in laws, regulatory requirements or technology that may cause us to incur additional costs and expenses;

•	greater than anticipated increases in programming costs and delivery expenses related to our products and services;

•	changes in assumptions underlying our critical accounting policies;

•	the ability to secure hardware, software and operational support for the delivery of products and services to our customers;

•	disruptions or failures of network and information systems upon which our business relies;

•	our reliance on certain intellectual properties;

•	our ability to generate sufficient cash flow to meet our debt service obligations;

•	fluctuations in short term interest rates which may cause our interest expense to vary from quarter to quarter;

•	volatility in the capital and credit markets, which may impact our ability to refinance future debt maturities or provide funding for potential strategic transactions, on similar terms as we currently experience; and

•	other risks and uncertainties discussed in this Press Release, our Annual Report on Form 10-K for the year ended December 31, 2008 and other reports or documents that we file from time to time with the SEC.
Statements included in this Press Release are based upon information known to us as of the date that this Press Release is filed with the SEC, and we assume no obligation to update or alter our forward-looking statements made in this Press Release, whether as a result of new information, future events or otherwise, except as required by applicable federal securities laws.

Tables:	Contact:
(1) Consolidated Statements of Operations—three month periods	Investor Relations
(2) Consolidated Statements of Operations—twelve month periods	Calvin Craib
(3) Condensed Consolidated Balance Sheets	Senior Vice President,
(4) Condensed Consolidated Statements of Cash Flows	Corporate Finance
(5) Capital Expenditure Data	(845) 695-2675
(6) Calculation — Free Cash Flow
(7) Reconciliation Data — Historical	Media Relations
(8) Pro Forma Summary Operating Statistics	Thomas Larsen
(9) Pro Forma Operating Data	Vice President,
(10) Reconciliation of Actual to Pro Forma Data	Legal and Public Affairs
(11) Use of Non-GAAP Financial Measures	(845) 695-2754

TABLE 1
Actual Results
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31,		Percent
	2009	2008	Change
Video	$233,120	$231,904	0.5%
High-speed data	93,076	85,301	9.1
Phone	29,494	24,534	20.2
Advertising	16,353	18,423	(11.2)

Total revenues	$372,043	$360,162	3.3%

Service costs	$155,462	$151,050	2.9%
SG&A expenses	71,603	72,577	(1.3)
Corporate expenses	6,498	6,908	(5.9)

Total operating costs	$233,563	$230,535	1.3%

Adjusted OIBDA	$138,480	$129,627	6.8%

Non-cash, share-based compensation charges	(1,906)	(1,254)	52.0
Depreciation and amortization	(59,394)	(54,644)	8.7

Operating income	$77,180	$73,729	4.7%

Interest expense, net	$(48,723)	$(50,031)	(2.6)%
Gain (loss) on derivatives, net	10,794	(58,485)	NM
Gain on early extinguishment of debt	109	—	NM
Loss on sale of cable systems, net	—	(18,128)	NM
Other expense, net	(2,114)	(2,492)	(15.2)

Income before income taxes	$37,246	$(55,407)	NM
Benefit from (provision for) income taxes	660,053	(14,581)	NM

Net income (loss)	$697,299	$(69,988)	NM

Basic weighted average shares outstanding	67,619	94,781
Basic earnings (loss) per share	$10.31	$(0.74)

Diluted weighted average shares outstanding	70,708	94,781
Diluted earnings (loss) per share	$9.86	$(0.74)

Adjusted OIBDA margin (a)	37.2%	36.0%
Operating income margin (b)	20.7%	20.5%

(a)	Represents Adjusted OIBDA as a percentage of revenues.

(b)	Represents operating income as a percentage of revenues.

TABLE 2
Actual Results
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Twelve Months Ended
	December 31,		Percent
	2009	2008	Change
Video	$932,518	$921,098	1.2%
High-speed data	357,415	324,764	10.1
Phone	112,754	89,970	25.3
Advertising	57,672	66,062	(12.7)

Total revenues	$1,460,359	$1,401,894	4.2%

Service costs	$618,485	$585,224	5.7%
SG&A expenses	272,898	277,838	(1.8)
Corporate expenses	27,295	26,881	1.5

Total operating costs	$918,678	$889,943	3.2%

Adjusted OIBDA	$541,681	$511,951	5.8%

Non-cash, share-based compensation charges	(7,290)	(5,185)	40.6
Depreciation and amortization	(234,630)	(227,910)	2.9

Operating income	$299,761	$278,856	7.5%

Interest expense, net	$(201,995)	$(213,333)	(5.3)%
Gain (loss) on derivatives, net	29,838	(54,363)	NM
Gain (loss) on sale of cable systems, net	13,781	(21,308)	NM
Loss on early extinguishment of debt	(5,790)	—	NM
Other expense, net	(9,229)	(9,133)	1.1

Income before income taxes	$126,366	$(19,281)	NM
Benefit from (provision for) income taxes	617,701	(58,213)	NM

Net income (loss)	$744,067	$(77,494)	NM

Basic weighted average shares outstanding	70,777	95,548
Basic earnings (loss) per share	$10.51	$(0.81)

Diluted weighted average shares outstanding	73,977	95,548
Diluted earnings (loss) per share	$10.06	$(0.81)

Adjusted OIBDA margin (a)	37.1%	36.5%
Operating income margin (b)	20.5%	19.9%

(a)	Represents Adjusted OIBDA as a percentage of revenues.

(b)	Represents operating income as a percentage of revenues.

TABLE 3
Actual Results
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	December 31,	December 31,
	2009	2008

ASSETS
Cash and cash equivalents	$80,916	$67,111
Subscriber accounts receivable, net	86,337	81,086
Prepaid expenses and other assets	17,030	17,615
Deferred tax assets — current	22,616	8,260
Assets held for sale	—	1,693

Total current assets	$206,899	$175,765

Property, plant and equipment, net	1,478,489	1,476,287
Intangible assets, net	2,019,178	2,022,219
Other assets, net	50,468	33,785
Deferred tax assets — non-current	222,695	—
Assets held for sale	—	10,933

Total assets	$3,977,729	$3,718,989

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable and accrued expenses	$268,575	$268,574
Deferred revenue	56,996	54,316
Current portion of long-term debt	95,000	124,500
Liabilities held for sale	—	2,020

Total current liabilities	$420,571	$449,410

Long-term debt, less current portion	3,270,000	3,191,500
Deferred tax liabilities	—	380,650
Other non-current liabilities	22,130	44,073

Total liabilities	3,712,701	4,065,633

Total stockholders’ equity (deficit)	265,028	(346,644)

Total liabilities and stockholders’ equity (deficit)	$3,977,729	$3,718,989

TABLE 4
Actual Results
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2009	2008

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net cash flows provided by operating activities	$335,298	$268,715

CASH FLOWS USED IN INVESTING ACTIVITIES:
Capital expenditures	$(236,695)	$(289,825)

Net cash flows used in investing activities	$(236,695)	$(289,825)

CASH FLOWS (USED IN) PROVIDED BY FINANCING ACTIVITIES:
New borrowings of bank debt	$1,593,125	$1,035,000
Repayment of bank debt	(1,269,125)	(934,033)
Issuance of senior notes	350,000	—
Redemption of senior notes	(625,000)	—
Net settlement of restricted stock units	(1,518)	—
Repurchases of Class A common stock for cash	(110,000)	(22,389)
Proceeds from issuance of common stock in employee stock purchase plan	1,137	1,012
Financing costs	(23,896)	(10,887)
Other financing activities (including book overdrafts)	479	130

Net cash flows (used in) provided by financing activities	$(84,798)	$68,833

Net increase in cash	13,805	47,723
CASH AND CASH EQUIVALENTS, beginning of period	67,111	19,388

CASH AND CASH EQUIVALENTS, end of period	$80,916	$67,111

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest, net of amounts capitalized	$216,387	$209,164

NON-CASH TRANSACTION — FINANCING:
Assets held for sale exchanged for Class A common stock	$29,284	$—

TABLE 5
Actual Results
Capital Expenditure Data
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2009	2008
Customer premise activity	$110,561	$137,621
Commercial	10,250	9,310
Scalable infrastructure	58,102	50,869
Line extensions	7,212	17,755
Upgrade/Rebuild	29,835	51,402
Support capital	20,735	22,868

Total	$236,695	$289,825

TABLE 6
Calculation — Free Cash Flow
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,
	2009	2008
Adjusted OIBDA	$138,480	$129,627
Capital expenditures	(69,542)	(72,768)
Interest expense, net	(48,723)	(50,031)

Free cash flow	$20,215	$6,828

Basic weighted shares outstanding	67,619	94,781
Basic free cash flow per share	$0.30	$0.07

Diluted weighted shares outstanding	70,708	94,781
Diluted free cash flow per share	$0.29	$0.07

	Twelve Months Ended
	December 31,
	2009	2008
Adjusted OIBDA	$541,681	$511,951
Capital expenditures	(236,695)	(289,825)
Interest expense, net	(201,995)	(213,333)

Free cash flow	$102,991	$8,793

Basic weighted shares outstanding	70,777	95,548
Basic free cash flow per share	$1.46	$0.09

Diluted weighted shares outstanding	73,977	95,548
Diluted free cash flow per share	$1.39	$0.09

Notes: •	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

•	For reconciliation of free cash flow to actual net cash flows provided by operating activities for the three months ended December 31, 2009 and 2008, please refer to Financial Highlights — GAAP Reconciliation schedules on Mediacom’s Investor Relations website at mediacomcc.com.

TABLE 7
Reconciliation Data — Historical
Reconciliation of Adjusted OIBDA to Actual Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,
	2009	2008
Adjusted OIBDA	$138,480	$129,627
Non-cash, share-based compensation charges	(1,906)	(1,254)
Depreciation and amortization	(59,394)	(54,644)

Operating income	$77,180	$73,729

	Twelve Months Ended
	December 31,
	2009	2008
Adjusted OIBDA	$541,681	$511,951
Non-cash, share-based compensation charges	(7,290)	(5,185)
Depreciation and amortization	(234,630)	(227,910)

Operating income	$299,761	$278,856

Reconciliation of Free Cash Flow to Actual Net Cash Flows
Provided by Operating Activities
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2009	2008
Free cash flow	$102,991	$8,793
Capital expenditures	236,695	289,825
Other expense, net	(4,178)	(7,540)
Change in assets and liabilities, net	(210)	(22,363)

Net cash flows provided by operating activities	$335,298	$268,715

TABLE 8
Pro Forma Summary Operating Statistics (a)
(Unaudited)

	December 31,	September 30,	December 31,
	2009	2009	2008
Estimated homes passed (b)	2,800,000	2,790,000	2,790,000

Total revenue generating units (RGUs) (c)	2,981,000	2,967,000	2,895,000
Quarterly RGU additions	14,000	6,000	34,000

Customer relationships(d)	1,346,000	1,374,000	1,376,000

Video
Basic subscribers	1,238,000	1,263,000	1,293,000
Quarterly basic subscriber losses	(25,000)	(19,000)	(6,000)
Digital customers	678,000	665,000	633,000
Quarterly digital customer additions	13,000	7,000	20,000
Digital penetration (e)	54.8%	52.7%	49.0%

High-speed data
High-speed data customers	778,000	765,000	724,000
Quarterly high-speed data customer additions	13,000	11,000	11,000
High-speed data penetration (f)	27.8%	27.4%	25.9%

Phone
Estimated marketable phone homes (g)	2,645,000	2,635,000	2,564,000
Phone customers	287,000	274,000	245,000
Quarterly phone customer additions	13,000	7,000	9,000
Phone penetration (h)	10.9%	10.4%	9.6%

Average total monthly revenue per basic subscriber (i)	$99.17	$95.19	$91.17

(a)	Pro forma results reflect disposition of non-strategic cable systems under the Exchange Agreement as if they occurred on December 31, 2007. The data in the chart below reflects actual operating statistics for the disposed cable systems as of December 31, 2008.

Actual
December 31,
2008
Estimated homes passed	64,000

Basic subscribers	25,000
Digital customers	10,000
High-speed data customers	13,000
Phone customers	3,000

Total RGUs	51,000

(b)	Represents the estimated number of single residence homes, apartments and condominium units passed by our cable distribution network. Estimated homes passed are based on the best information currently available.

(c)	Represents the sum of basic subscribers and digital customers, high-speed data and phone customers at the end of each period.

(d)	Represents the total number of customers that receive at least one level of service, encompassing video, high-speed data and phone, without regard to which service(s) customers purchase.

(e)	Represents digital customers as a percentage of our basic subscribers.

(f)	Represents high-speed data customers as a percentage of our estimated homes passed.

(g)	Represents the estimated number of homes to which we offer phone service, and is based upon the best information currently available.

(h)	Represents the number of total phone customers as a percentage of our estimated marketable phone homes.

(i)	Represents average monthly revenues for the quarter divided by our average basic subscribers for such period.

TABLE 9
Pro Forma Operating Data (a)
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,		Percent
	2009	2008	Change
Video	$233,120	$228,169	2.2%
High-speed data	93,076	83,866	11.0
Phone	29,494	24,237	21.7
Advertising	16,353	18,213	(10.2)

Total revenues	$372,043	$354,485	5.0%

Service costs	155,462	148,234	4.9%
SG&A expenses	71,603	71,548	0.1
Corporate expenses	6,498	6,908	(5.9)

Total operating costs	$233,563	$226,690	3.0%

Adjusted OIBDA	$138,480	$127,795	8.4%

Non-cash, share-based compensation charges	$(1,906)	$(1,254)	52.0%
Depreciation and amortization	(59,394)	(53,428)	11.2

Operating income	$77,180	$73,113	5.6%

Adjusted OIBDA margin (b)	37.2%	36.1%
Operating income margin (c)	20.7%	20.6%

	Twelve Months Ended
	December 31,		Percent
	2009	2008	Change
Video	$930,731	$905,841	2.7%
High-speed data	356,714	319,204	11.8
Phone	112,594	88,988	26.5
Advertising	57,598	65,363	(11.9)

Total revenues	$1,457,637	$1,379,396	5.7%

Service costs	617,125	573,860	7.5%
SG&A expenses	272,399	273,598	(0.4)
Corporate expenses	27,295	26,881	1.5

Total operating costs	$916,819	$874,339	4.9%

Adjusted OIBDA	$540,818	$505,057	7.1%

Non-cash, share-based compensation charges	$(7,290)	$(5,185)	40.6%
Depreciation and amortization	(234,630)	(223,265)	5.1

Operating income	$298,898	$276,607	8.1%

Adjusted OIBDA margin (b)	37.1%	36.6%
Operating income margin (c)	20.5%	20.1%

(a)	Pro forma results for this period reflect the disposition of non-strategic cable systems under the Exchange Agreement as if it occurred on December 31, 2007.

(b)	Represents Adjusted OIBDA as a percentage of revenues.

(c)	Represents operating income as a percentage of revenues.

TABLE 10
Reconciliation of Actual to Pro Forma Data (a)
(Dollars in thousands)
(Unaudited)

	Actual Results	Pro Forma Adjustments	Pro Forma Results
Three Months Ended December 31, 2009
Total revenues	$372,043	$—	$372,043

Operating costs (excluding depreciation and amortization)	233,563	—	233,563

Adjusted OIBDA	$138,480	$—	$138,480
Non-cash, share based compensation charges	1,906	—	1,906
Depreciation and amortization	59,394	—	59,394

Operating income	$77,180	$—	$77,180

Three Months Ended December 31, 2008
Total revenues	$360,162	$(5,677)	$354,485

Operating costs (excluding depreciation and amortization)	230,535	(3,845)	226,690

Adjusted OIBDA	$129,627	$(1,832)	$127,795
Non-cash, share based compensation charges	1,254	—	1,254
Depreciation and amortization	54,644	(1,216)	53,428

Operating income	$73,729	$(616)	$73,113

	Actual Results	Pro Forma Adjustments	Pro Forma Results
Twelve Months Ended December 31, 2009
Total revenues	$1,460,359	$(2,722)	$1,457,637

Operating costs (excluding depreciation and amortization)	918,678	(1,859)	916,819

Adjusted OIBDA	$541,681	$(863)	$540,818
Non-cash, share based compensation charges	7,290	—	7,290
Depreciation and amortization	234,630	—	234,630

Operating income	$299,761	$(863)	$298,898

Twelve Months Ended December 31, 2008
Total revenues	$1,401,894	$(22,498)	$1,379,396

Operating costs (excluding depreciation and amortization)	889,943	(15,604)	874,339

Adjusted OIBDA	$511,951	$(6,894)	$505,057
Non-cash, share based compensation charges	5,185	—	5,185
Depreciation and amortization	227,910	(4,645)	223,265

Operating income	$278,856	$(2,249)	$276,607

(a)	Pro forma adjustments and pro forma results for this period reflect the disposition of non-strategic cable systems under the Exchange Agreement as if it occurred on December 31, 2007. The Exchange Agreement was completed on February 13, 2009.

TABLE 11
Use of Non-GAAP Financial Measures
“Adjusted OIBDA” and “Free Cash Flow” are not financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States. We define Adjusted OIBDA as operating income before depreciation and amortization and non-cash, share-based compensation charges, and Free Cash Flow as Adjusted OIBDA less interest expense, net, cash taxes and capital expenditures.
Adjusted OIBDA is one of the primary measures used by management to evaluate our performance and to forecast future results. We believe Adjusted OIBDA is useful for investors because it enables them to assess our performance in a manner similar to the methods used by management, and provides a measure that can be used to analyze, value and compare the companies in the cable television industry, which may have different depreciation and amortization policies, as well as different non-cash, share-based compensation programs. A limitation of Adjusted OIBDA, however, is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management utilizes a separate process to budget, measure and evaluate capital expenditures. In addition, Adjusted OIBDA has the limitation of not reflecting the effect of our non-cash, share-based compensation charges.
Free Cash Flow is used by management to evaluate our ability to service our debt and to fund continued growth with internally generated funds. We believe Free Cash Flow, and Free Cash Flow per share, is useful for investors for the same reasons and provides measures that can be used to analyze, value and compare companies in the cable television industry. Our definition of Free Cash Flow eliminates the impact of quarterly working capital fluctuations.
Adjusted OIBDA and Free Cash Flow should not be regarded as alternatives to operating income, net income or net loss as indicators of operating performance, or to the statement of cash flows as measures of liquidity, nor should they be considered in isolation or as substitutes for financial measures prepared in accordance with GAAP. We believe that operating income is the most directly comparable GAAP financial measure to Adjusted OIBDA, and that net cash flows provided by operating activities is the most directly comparable GAAP financial measure to Free Cash Flow. Reconciliations of historical presentations of Adjusted OIBDA and Free Cash Flow to their most directly comparable GAAP financial measures are provided in Table 7.